Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-35860 of Crane Co. on Form S-8 of our report dated June 6, 2003 appearing in this Annual Report on Form 11-K of the Crane Co. Union Savings and Investment Plan for the year ended December 31, 2002.

/S/    DELOITTE & TOUCHE LLP

Stamford, Connecticut

June 27, 2003